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                                                                    EXHIBIT 1(b)

             Texas Instruments Incorporated Underwriting  Agreement
                           Standard Provisions (Debt)

                                                      ______________, 1996

         From time to time, Texas Instruments Incorporated, a Delaware corporation, may enter into one or more underwriting agreements that provide for the sale of designated securities to the several underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

                                       I.

                 The Company proposes to issue and sell certain of its debt securities ("the Debt Securities") issuable under an indenture dated as of _________________, 1996 (the "Indenture") between the Company and Citibank, N.A., as trustee (the "Trustee") identified in the Underwriting Agreement, in one or more offerings on terms determined at the time of sale. The Debt Securities will have varying designations, maturities, principal amounts, rates and times of payment of interest, selling prices, conversion terms, if any, and redemption terms.

                 The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement including a prospectus relating to the Debt Securities and has filed with, or mailed for filing to, the Commission a prospectus supplement specifically relating to the Offered Debt Securities pursuant to Rule 424 under the Securities Act of 1933. The term "Registration Statement" means the registration statement, including the exhibits thereto, as amended to the date of the Underwriting Agreement. The term "Basic Prospectus" means the prospectus included in the Registration Statement. The term "Prospectus" means the Basic Prospectus together with the prospectus supplement or supplements specifically relating to Debt Securities then being offered (the "Offered Debt





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Securities"), as filed with, or mailed for filing to, the Commission pursuant to Rule 424. The term "preliminary prospectus" means a preliminary prospectus supplement specifically relating to the Offered Debt Securities together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include in each case the material, if any, incorporated by reference therein.

                 The term "Underwriters' Securities" means the Offered Debt Securities to be purchased by the Underwriters herein. The term "Contract Securities" means the Offered Debt Securities, if any, to be purchased pursuant to the delayed delivery contracts referred to below.

                                      II.

                 If the Prospectus provides for sales of Offered Debt Securities pursuant to delayed delivery contracts, the Company hereby authorizes the Underwriters to solicit offers to purchase Contract Securities on the terms and subject to the conditions set forth in the Prospectus pursuant to delayed delivery contracts substantially in the form of Schedule I attached hereto ("Delayed Delivery Contracts") but with such changes therein as the Company may authorize or approve. Delayed Delivery Contracts are to be with institutional investors approved by the Company and of the types set forth in the Prospectus. On the Closing Date (as hereinafter defined), the Company will pay the Manager as compensation, for the accounts of the Underwriters, the fee set forth in the Underwriting Agreement in respect of the principal amount of Contract Securities. The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts.

                 If the Company executes and delivers Delayed Delivery Contracts with institutional investors, the Contract Securities shall be deducted from the Offered Debt Securities to be purchased by the several Underwriters and the aggregate principal amount to be purchased by each Underwriter shall be reduced pro rata in proportion to the principal amount of Offered Debt Securities set forth opposite each Underwriter's name in the Underwriting Agreement, except to the extent that the Manager determines that such reduction shall be otherwise and so advises the Company.

                                      III.





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                 The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Underwriters' Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Underwriters' Securities are set forth in the Prospectus.

                                      IV.

                 Payment for the Underwriters' Securities shall be made by certified or official bank check or checks payable to the order of the Company in New York Clearing House funds at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Underwriters' Securities registered in such names and in such denominations as the Manager shall request in writing not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Underwriters' Securities are herein referred to as the Closing Date.

                                       V.

                 The several obligations of the Underwriters hereunder are subject to the following conditions:

                 (a) No stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission and there shall have been no material adverse change (not in the ordinary course of business) in the condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Registration Statement and the Prospectus; and the Underwriters shall have received, on the Closing Date, a certificate, dated the Closing Date and signed by an executive officer of the Company, to the foregoing effect. Such certificate shall also provide that the representations and warranties of the Company contained herein are true and correct as of the Closing Date. The officer making such certificate may rely upon the best of his knowledge as to proceedings pending or threatened.

                 (b) The Manager shall have received on the Closing Date an opinion of Richard J. Agnich, Esq., Senior Vice President, Secretary and General Counsel of the Company, dated the Closing Date, to the effect that:





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                          (i)     the Company has been duly incorporated, is
                 validly existing as a corporation in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and conduct its business as presently conducted;

                          (ii) the Company is duly qualified to transact business and is in good standing in each other state of the United States, wherein it owns or leases material property or conducts material business, which requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company;

                          (iii) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company and the Indenture is qualified under the Trust Indenture Act of 1939;

                          (iv) the Offered Debt Securities have been duly authorized and, when executed and authenticated in accordance with the Indenture and when delivered to and paid for by the Underwriters or by institutional investors, if any, pursuant to Delayed Delivery Contracts, will be valid and binding obligations of the Company and will be entitled to the benefits of the Indenture;

                          (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, except as rights to indemnity hereunder may be limited under applicable law;

                          (vi) the Offered Debt Securities conform in all material respects to the description thereof contained in the Prospectus, as then amended or supplemented, if applicable, under the caption "Description of Debt Securities";

                          (vii)   the Registration Statement, and any
                 amendments thereto, is effective under the Securities Act of 1933, and, to the best of such counsel's knowledge, no proceedings for a stop order are pending or threatened by the Commission;

                          (viii) the execution, delivery and performance of the Underwriting Agreement, the Offered Debt





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                 Securities and the Indenture will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the knowledge of such counsel, any agreement or other instrument binding upon the Company, and no consent, approval or authorization of any governmental body or agency is required for the performance by the Company of its obligations under the Underwriting Agreement, the Offered Debt Securities and the Indenture, except such as are specified and have been obtained and such as may be required by the securities or Blue Sky laws of the various states in connection with the purchase and distribution of the Offered Debt Securities by the Underwriters;

                          (ix) the statements in the Prospectus under the captions "Description of Debt Securities" and "Plan of Distribution", insofar as they constitute summaries of documents or proceedings referred to therein, are accurate summaries in all material respects of such documents and proceedings;

                          (x) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any contract or other document that is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described or filed as required; and

                          (xi) such counsel (1) is of the opinion that each document, if any, filed pursuant to the Securities Exchange Act of 1934 (except for financial statements included therein, as to which such counsel need not express any opinion) and incorporated by reference in the Registration Statement and Prospectus complied when so filed as to form in all material respects with such Act and the rules and regulations thereunder, (2) has no knowledge that (except for the financial statements contained therein, as to which such counsel need not express any belief) any part of the Registration Statement (including the documents incorporated by reference therein) filed





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                 with the Commission pursuant to the Securities Act of 1933 relating to the Offered Debt Securities, when such part became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (3) is of the opinion that the Registration Statement and Prospectus, as amended or supplemented, if applicable (except for financial statements included therein, as to which such counsel need not express any opinion), comply as to form in all material respects with the Securities Act of 1933 and the rules and regulations thereunder and (4) has no knowledge that (except for the financial statements contained therein, as to which such counsel need not express any belief) the Prospectus, as amended or supplemented, if applicable, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (c) The Manager shall have received on the Closing Date an opinion of Davis Polk & Wardwell, counsel for the Underwriters, dated the Closing Date, to the effect set forth in (iii), (iv), (v),
         (vii), (ix) (as to "Description of Debt Securities") and (xi) of (b) above, and further to the effect that statements in the Prospectus under the caption "Plan of Distribution", insofar as such statements constitute a summary of the documents referred to therein, are accurate summaries of the material provisions of such documents.

                 It is understood that Richard J. Agnich, Esq. may rely as to all matters relating to the laws of the State of New York upon the opinion of Davis Polk & Wardwell.

                 With respect to the matters set forth in (b)(xi) above, Richard J. Agnich, Esq., and Davis Polk & Wardwell may state that their belief is based upon participation by them in the preparation of the Registration Statement (excluding any documents incorporated by reference therein) and review and discussion of the contents thereof (including any such incorporated documents), but is without independent check or verification, except as specified.





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                 (d)      The Manager shall have received on the Closing Date a
         letter dated the Closing Date, in form and substance satisfactory to the Manager, from the Company's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

                 (e) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that, in the Manager's opinion, indicates an intended or potential downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act of 1933, that, in the Manager's judgment, is material and adverse and that makes it, in the Manager's judgment, impracticable to market the Offered Debt Securities on the terms, in the manner and substantially at the price contemplated in the Prospectus.

                 (f) There shall not have occurred any change, or any event that is reasonably likely to cause a change, in the financial condition of the Company and its subsidiaries, taken as a whole, from that set forth in or contemplated by the Registration Statement and the Prospectus, that, in the Manager's judgment, is material and adverse and that makes it, in the Manager's judgment, impracticable to market the Offered Debt Securities on the terms, in the manner and substantially at the price contemplated in the Prospectus.

                                      VI.

                 In further consideration of the agreements of the Underwriters contained in this Agreement, the Company covenants as follows:

                 (a) To furnish the Manager, without charge, three copies of the Registration Statement, including exhibits and materials, if any, incorporated by reference therein, and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus,





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         any documents incorporated by reference therein and any supplements and amendments thereto as the Manager may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents filed by the Company with the Commission subsequent to the date of the Basic Prospectus, pursuant to the Securities Exchange Act of 1934, which are deemed to be incorporated by reference in the Prospectus.

                 (b) Before amending or supplementing the Registration Statement or the Prospectus with respect to the Offered Debt Securities, to furnish the Manager a copy of each such proposed amendment or supplement.

                 (c) If, during such period after the first date of the public offering of the Offered Debt Securities as in the opinion of counsel for the Underwriters the Prospectus is required by law to be delivered, any event shall occur or condition shall exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at its own expense, to the Underwriters, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law.

                 (d) To qualify the Offered Debt Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Manager shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification.

                 (e) To make generally available to the Company's security holders as soon as practicable an earning statement covering a twelve month period beginning after the date of the Underwriting Agreement, which shall satisfy the provisions of Section 11(a) of the Securities Act of 1933 and the applicable rules and regulations thereunder; it being intended that the Company will satisfy the foregoing obligations by making available copies of its annual report on Form 10-K and its current reports on Form 10-Q.





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                 (f)      During the period beginning on the date of the
         Underwriting Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company substantially similar to the Offered Debt Securities without the prior written consent of the Manager.

                                      VII.

                 The Company represents and warrants to each Underwriter that
(i) each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934 and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with such Act and the rules and regulations thereunder, (ii) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the Securities Act of 1933 relating to the Offered Debt Securities, when such part became effective, did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(iii) each preliminary prospectus, if any, filed pursuant to Rule 424 under the Securities Act of 1933 complied when so filed in all material respects with such Act and the applicable rules and regulations thereunder, (iv) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act of 1933 and the applicable rules and regulations thereunder and
(v) the Registration Statement and the Prospectus do not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that these representations and warranties do not apply to (a) that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of 1939 of Citibank, N.A. as Trustee under the Indenture, or (b) statements or omissions in the Registration Statement, any preliminary prospectus or the Prospectus based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

                 The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act of 1933 or Section 20 of the Securities Exchange Act of 1934, from and against any and all losses,





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claims, damages and liabilities (including the reasonable fees and expenses of counsel in connection with any governmental or regulatory investigation or proceeding) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any preliminary prospectus or the Prospectus (if used within the period set forth in paragraph
(c) of Article VI hereof and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein.

                 Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus.

                 In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests





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between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Manager in the case of parties indemnified pursuant to the second preceding paragraph and by the Company in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but, if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 10 business days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                 If the indemnification provided for in this Article VII under the second or third paragraphs hereof is unavailable in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Debt Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, such





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proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other in connection with the offering of the Offered Debt Securities shall be deemed to be in the same proportion as the net proceeds from the offering of such Offered Debt Securities (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in respect thereof, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Article VII were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Debt Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this
Article VII are several, in proportion to the respective principal amounts





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of Offered Debt Securities purchased by each of such Underwriters, and not joint.

                 The indemnity and contribution agreements contained in this
Article VII and the representations and warranties of the Company in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its directors or officers or any person controlling the Company and (iii) acceptance of and payment for any of the Offered Debt Securities.

                                     VIII.

                 This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the National Association of Securities Dealers, Inc., (ii) trading of any securities of the Company shall have been suspended on the New York Stock Exchange or in the U.S. over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or a severe deterioration in U.S. financial markets or any other calamity or crisis that is material and adverse and (b) in the case of any of the events specified in clauses (a) (i) through (iv), such event singly or together with any other such event makes it, in the Manager's judgment, impracticable to market the Offered Debt Securities on the terms, in the manner and substantially at the price contemplated in the Prospectus. Any such termination of this Agreement shall be without liability on the part of any Manager or on the part of the Company except as stated in Article IX.

                                      IX.

                 If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase Underwriters' Securities that it or they have agreed to purchase on such date, and the aggregate principal amount of Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the





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Underwriters' Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Offered Debt Securities set forth opposite their respective names in the Underwriting Agreement bears to the aggregate principal amount of Offered Debt Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Manager may specify, to purchase the Underwriters' Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Underwriters' Securities that any Underwriter has agreed to purchase pursuant to the Underwriting Agreement be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Underwriters' Securities without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Underwriters' Securities and the aggregate principal amount of Underwriters' Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Underwriters' Securities to be purchased on such date, and arrangements satisfactory to the Underwriters and the Company for the purchase of such Underwriters' Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Underwriters or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                 If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with the Offered Debt Securities.





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                 This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.





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                                                            Schedule I

                           DELAYED DELIVERY CONTRACT

                                                    _______________, 19__

Dear Sirs:

                 The undersigned hereby agrees to purchase from Texas Instrument Incorporated, a Delaware corporation (the "Company"), and the Company agrees to sell to the undersigned the principal amount of its debt securities (the "Offered Debt Securities") identified herein, as more fully described in the Company's Prospectus Supplement dated ___________ relating to the Offered Debt Securities and in the Prospectus dated _____________, 1996. Such agreement to purchase and sell is made on the further terms and conditions set forth in this contract. The undersigned does not contemplate selling Offered Debt Securities prior to making payment therefor.

                 Receipt of copies of the Prospectus and of the Prospectus Supplement is hereby acknowledged.

                 The undersigned will purchase the Offered Debt Securities from the Company on_____________, 19__, hereinafter referred to as the "Delivery Date".

                 Payment for the Offered Debt Securities which the undersigned has agreed to purchase on the Delivery Date shall be made to the Company or its order by certified or official bank check in New York Clearing House funds at the office of ____________________ New York, N.Y., at 10:00 A.M. (New York
time) on the Delivery Date, upon delivery to the undersigned of the Offered Debt Securities to be purchased by the undersigned on the Delivery Date, in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to the Delivery Date.

                 The obligation of the undersigned to take delivery of and make payment for the Offered Debt Securities on the Delivery Date shall be subject to the conditions that (1) the purchase of Offered Debt Securities to be made by the undersigned shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the undersigned is subject and (2) the Company shall have sold, and delivery shall have taken place to the underwriters (the "Underwriters") named in the Prospectus Supplement referred to above of, such part of the Offered Debt Securities as is to be sold to them. Promptly after completion of sale and delivery to the Underwriters, the Company will mail or deliver to the undersigned at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

                 Failure to take delivery of and make payment for Offered Debt Securities by any purchaser under any other Delayed Delivery Contract shall not relieve the undersigned of its obligations under this contract.

                 This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

                 If this contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below.
This will become a binding contract, as of the date first above written, between the Company and the undersigned when such counterpart is so mailed or delivered.

                 THIS CONTRACT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                                        Yours very truly,


                                        _____________________________________
                                                     (Purchaser)

                                        By___________________________________


                                        _____________________________________
                                                       (Title)

                                        _____________________________________


                                        _____________________________________
                                                      (Address)

Accepted:

Texas Instruments Incorporated

By ________________________

        PURCHASER --- PLEASE COMPLETE AT TIME OF SIGNING

                 The name and telephone and department of the representative of the Purchaser with whom details of delivery on the Delivery Date may be discussed is as follows: (Please print)

                               Telephone No.
         Name             (Including Area Code)             Department
       ----------        ----------------------          ----------------


       ----------        ----------------------          ----------------


       ----------        ----------------------          ----------------


       ----------        ----------------------          ----------------




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